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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: February 9, 2005):    February 15, 2005

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1444 Notre Dame Street East Montréal, Québec, Canada, H2L 2R5	311 10th Street Golden, Colorado 80401
(Address of Principal executive offices, including Zip Code)

(303) 279-6565
(Registrant's telephone number, including area code)

Adolph Coors Company
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On February 9, 2005, simultaneously with the effectiveness of the merger transaction (the "Merger") between Molson Inc., a Canadian corporation ("Molson"), and Adolph Coors Company (n/k/a Molson Coors Brewing Company) (the "Company"), the Company's Credit Agreement, dated as of February 1, 2002, among Coors Brewing Company, a Colorado corporation, Golden Acquisition Limited, a company incorporated under the laws of England and Wales, the lenders party thereto, Deutsche Bank Securities Inc., as Syndication Agent, J.P. Morgan Europe Limited, as London Agent, and JPMorgan Chase Bank, as administrative agent, as amended by Amendment No. 1 dated as of April 5, 2002, a letter amendment dated June 4, 2002, Amendment No. 2 dated as of May 27, 2003, and Amendment No. 3 dated as of June 3, 2003 (as so amended, the "Credit Agreement"), was amended pursuant to Amendment No. 4 thereto which, among other things, revised certain provisions of the Credit Agreement based on the Company's post-Merger ownership structure. A copy of Amendment No. 4 to the Credit Agreement is filed as Exhibit 99.1 hereto. This description is qualified in its entirety by reference to the text of Amendment No. 4 to the Credit Agreement.

        In connection with the Merger, on February 9, 2005, the Company entered into a registration rights agreement with Pentland Securities (1981) Inc., 4280661 Canada Inc., Nooya Investments Ltd., Lincolnshire Holdings Limited, 4198832 Canada Inc., BAX Investments Limited, 6339522 Canada Inc., Barleycorn Investments Ltd., DJS Holdings Ltd., 6339549 Canada Inc., Hoopoe Holdings Ltd., 6339603 Canada Inc., and The Adolph Coors, Jr. Trust dated September 12, 1969.

        The registration rights agreement provides that such parties may participate in a demand registration or an incidental registration effected by the Registrant and provides that each beneficiary representative (as defined in the agreement) has the right to request no more than five registrations. The registration rights agreement also provides that the Registrant will pay certain reasonable and customary fees and expenses in connection with the registration of securities thereunder. The rights granted under the agreement are subject to customary limitations, conditions and provisions, including those concerning blackout periods; indemnification; provision of information regarding requesting holders; selection of underwriters and counsel; and the execution and delivery of customary agreements. This description is qualified in its entirety by reference to the text of the Registration Rights Agreement filed as Exhibit 99.2 hereto.

        As a result of the Merger and pursuant to the terms of the Combination Agreement (as defined below), the following individuals, among others, joined Molson Coors Brewing Company as officers: Daniel J. O'Neill as Vice Chairman, Synergies and Integration, Kevin Boyce as President and Chief Executive Officer of Molson Canada, and Robert Coallier as Global Chief Business Development Officer. The Company assumed, effective as of the completion of the Merger, the obligations under each of these former Molson officer's employment agreements with Molson Inc.

        Mr. O'Neill's employment agreement provides for an annual base salary of Cdn.$1,000,000 (U.S.$796,000). Mr. O'Neill is also eligible to participate in our employee benefit plans and is eligible to receive a performance-based bonus, at the Company's discretion. Under the agreement, Mr. O'Neil is entitled to receive Cdn.$3,000,000 (U.S.$2,388,036) upon his resignation or termination within twenty-four months of the Merger. The employment agreement includes other provisions including a not-to-compete clause.

        Mr. Boyce's employment agreement provides for an annual base salary of Cdn.$650,000 (U.S$517,400). Mr. Boyce is also eligible to participate in our employee benefit plans and is eligible to receive a performance-based bonus, at the Company's discretion. Under the agreement, Mr. Boyce is entitled to receive his salary for twenty-four months after termination without cause. The employment agreement includes other provisions including a not-to-compete clause.

        Mr. Coallier's employment agreement provides for an annual base salary of Cdn.$470,475 (U.S.$374,503). Mr. Coallier is also eligible to participate in our employee benefit plans and is eligible to receive a performance-based bonus, at the Company's discretion. Under the agreement, Mr. Coallier is entitled to receive 18 months of salary, annual bonus, benefits and pension upon resignation or termination. The employment agreement includes other provisions including a not-to-compete clause.

        All $U.S. equivalent amounts in this Current Report on Form 8-K are based on exchange rates in effect on February 7, 2005.

Item 2.01 Completion of Acquisition or Disposition of Assets.

        On February 9, 2005, the Company consummated the Merger with Molson pursuant to the terms and conditions of the previously filed Combination Agreement, dated as of July 21, 2004, as amended by the First Amendment to the Combination Agreement, dated November 11, 2004 and the Second Amendment to the Combination Agreement, dated January 13, 2005 (the "Combination Agreement"), by and among Coors, Coors Canada Inc., a Canadian corporation and a subsidiary of Coors ("Exchangeco"), and Molson. The transactions contemplated by the Combination Agreement were effected through a court-approved plan of arrangement in Canada (the "Plan of Arrangement").

        The transactions contemplated by the Combination Agreement and the Plan of Arrangement were adopted and approved at a special meeting of the shareholders of Molson on January 28, 2005 and a separate meeting of Molson optionholders on January 27, 2005, and amendments to the certificate of incorporation and a proposal to approve the issuance of shares of Class A common stock, Class B common stock, special Class A voting stock and special Class B voting stock (and any shares convertible into or exchangeable for shares of that stock), as contemplated by the Combination Agreement, were adopted and approved at a special meeting of the securityholders of Coors on February 1, 2005.

        Pursuant to the terms of the Combination Agreement, Coors changed its name to "Molson Coors Brewing Company" and amended its certificate of incorporation and bylaws to implement the Merger, including adding a right for the holders of Molson Coors Class B common stock and special Class B voting stock to elect three members of the board of directors, all as described therein.

        In the Merger, Molson shareholders received the following:

        Molson Class A Shareholders.    A holder of Molson Class A non-voting shares who was a Canadian resident for Canadian income tax purposes was permitted to elect to receive for each of those shares:

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  0.360 of a Class B exchangeable share of Molson Coors Exchangeco (and ancillary rights),

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  through a series of exchanges, 0.360 of a share of Class B common stock of Molson Coors, or

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  a combination of Class B exchangeable shares (and ancillary rights) and, through a series of exchanges, shares of Class B common stock.

        A holder of Molson Class A non-voting shares with an address in Canada, as recorded on Molson's share register, who did not make any election received Class B exchangeable shares. A holder of Molson Class A non-voting shares with an address outside of Canada, as recorded on Molson's share register, who did not make any election received, through a series of exchanges, for each of those shares, 0.360 of a share of Class B common stock of Molson Coors.

        Molson Class B Shareholders.    A holder of Molson Class B common shares who was a Canadian resident for Canadian income tax purposes was permitted to elect to receive for each of those shares:

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  0.126 of a Class A exchangeable share and 0.234 of a Class B exchangeable share of Molson Coors Exchangeco (and ancillary rights),

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  through a series of exchanges, an aggregate of 0.360 of a share of Molson Coors common stock, comprised of 0.126 of a share of Class A common stock and 0.234 of a share of Class B common stock, or

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  a combination of exchangeable shares (and ancillary rights) and, through a series of exchanges, shares of Molson Coors common stock.

        A holder of Molson Class B common shares with an address in Canada, as recorded on Molson's share register, who did not make any election received exchangeable shares. A holder of Molson Class B common shares with an address outside of Canada, as recorded on Molson's share register, who did not make any election received, through a series of exchanges, for each of those shares, an aggregate of 0.360 of a share of Molson Coors common stock, comprised of 0.126 of a share of Class A common stock of Molson Coors and 0.234 of a share of Class B common stock of Molson Coors.

        Molson Class A non-voting and Class B common shareholders, excluding Pentland, also received a special dividend (the "Special Dividend") of Cdn.$5.44 per share, or a total of approximately Cdn.$652 million (U.S.$519 million) paid by Molson in connection with the Plan of Arrangement to Molson shareholders of record at the close of business on February 8, 2005 (the "Record Date"), which was the last trading day immediately prior to the date of closing of the Merger.

        The aggregate amount of the Special Dividend was calculated by multiplying all of Molson's outstanding shares of common stock by Cdn.$5.44 as of the close of business on the Record Date. Included in the number of outstanding shares of Molson's common stock were approximately 1.9 million shares issued upon the exercise of options to purchase Molson Class A common stock by Molson's directors and senior management between January 28, 2005 and the Record Date. Such options were exercised for cash and none of the shares of common stock delivered upon exercise, or the various securities delivered with respect thereto in the Merger, had been sold as of February 14, 2005. The Special Dividend was Cdn.$12 million higher than previously disclosed due to the increase in Molson's outstanding Class A common stock as a result of the exercise of options permitted by such Board action.

        In addition, at its January 28, 2005 meeting, the Board of Directors of Molson made merger-completion cash bonus payments of: an additional Cdn.$50,000 (U.S.$39,800) to each of the then outside directors of Molson Inc.; Cdn.$50,000 (U.S.$39,800) to the chairs of the Independent Committee and Human Resources Committee; and authorized Cdn.$845,000 (U.S.$672,630) in aggregate merger completion bonuses to be paid to executive officers and certain other employees of Molson Inc.

        All of Molson's shares (other than shares of dissenting holders) were, through a series of exchanges, exchanged for shares of Molson Coors common stock and/or exchangeable shares of Molson Coors Exchangeco. The Coors stockholders retained their shares, which remain outstanding as shares of Molson Coors.

        The description of the Combination Agreement and the Plan of Arrangement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Combination Agreement and Plan of Arrangement, which are incorporated herein by reference to Annexes B-I and B-II and Annex D, respectively, of the Joint Proxy Statement/Management Information Circular on Schedule 14A, dated December 9, 2004, as supplemented.

Item 3.03. Material Modification to Rights of Security Holders.

        The information in Item 5.03 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On February 9, 2005, effective upon the consummation of the Merger, each of Randall Oliphant and Wayne Sanders resigned as directors of the Company, and each of Francesco Bellini, Melissa E. Coors, Eric H. Molson, Andrew T. Molson, David P. O'Brien, Daniel J. O'Neill, H. Sanford Riley and

John E. Cleghorn were appointed to the Company's Board of Directors. Randall Oliphant and Wayne Sanders also served as members of the Audit Committee.

        David P. O'Brien has been appointed to serve on the Audit Committee and the Finance Committee, Francesco Bellini and H. Sanford Riley have been appointed to serve on the Compensation Committee, Eric H. Molson and Andrew T. Molson have been appointed to serve on the Class A-M Nominating Subcommittee, and Peter H. Coors and Melissa E. Coors have been appointed to serve on the Class A-C Nominating Subcommittee.

        Francesco Bellini, 57, was appointed a director of Molson Coors in February 2005. Mr. Bellini served as a board member of Molson since 1997, serving on the audit and finance committee, the environment, health and safety committee and the human resources and pension fund committee. He has served on boards of various public and private companies. Dr. Bellini has been chairman and chief executive officer of Neurochem Inc., a leading Canadian biopharmaceutical company, since 2002. He is also chairman of Picchio Pharma Inc., Innodia Inc., Adaltis Inc., and ViroChem Pharma Inc., all biopharmaceutical companies. A pioneer in the Canadian biopharmaceutical industry, he was chairman and chief executive officer, as well as co-founder of Biochem Pharma (now Shire-Biochem) from 1986 to 2001. A graduate of the University of New Brunswick with a Ph.D. in 1977, he has authored or co-authored more than twenty patents over his 20-year career as a research scientist.

        Melissa Coors, 32, was appointed a director of Molson Coors in February 2005. Ms. Coors has served in a variety of managerial positions with Coors Brewing Company since 1996 with emphasis on international markets. She has served as Caribbean area manager, developing strategic annual business plans for the Caribbean markets, business development manager, with emphasis on growth in profit and market share in key Coors Brewing Company markets, and assistant brand manager for Coors Light, managing Coors' development and implementation of marketing strategy for the Hispanic market. She earned an MBA from the University of Denver in Marketing and holds a B.S. degree from Georgetown University in Foreign Service, Latin American Studies.

        Eric H. Molson, 67, was appointed a director of Molson Coors in February 2005. Mr. Molson served as a director of Molson since 1974 and served as chairman of the board of Molson since 1988. He is currently a member of the corporate governance committee and environment, health and safety committee of Molson. He is also chancellor of Concordia University and a director of the Montréal General Hospital Corporation and Foundation, the Canadian Irish Studies Foundation and Vie des Arts. Mr. Molson received an Arts Baccalaureate (A.B.) with Honors in Chemistry from Princeton University. He earned a Master Brewer Certificate from the United States Brewers Academy and subsequently studied economics at the McGill Graduate School.

        Andrew T. Molson, 36, was appointed a director of Molson Coors in February 2005. Mr. Molson has been with National Public Relations since 1997. One of his mandates with National Public Relations involved acting as the director of communications of the Montréal Exchange during the restructuring of the Canadian exchanges in 1999. Mr. Molson became a member of the Québec bar in 1994 and holds a law degree from Laval University, a B.A. from Princeton University and a Masters in corporate governance and ethics from the University of London (Birkbeck College). In 2003, he was elected fellow and professional administrator of the Institute of Chartered Secretaries and Administrators. Mr. Molson is the vice president of the Molson Foundation and a director of the McCord Museum, the Montréal Fluency Centre and the Ste-Justine Hospital Foundation.

        David P. O'Brien, 63, was appointed a director of Molson Coors in February 2005. Mr. O'Brien served as a director of Molson since 2002 and was a member of its human resources and pension fund committee and the corporate governance committee. Mr. O'Brien has been the chairman of the board of directors of the Royal Bank of Canada since February 2004. He has also been chairman of the board of directors of EnCana Corporation, an oil and gas company, since April 2002. He was chairman of the board of directors and chief executive officer of PanCanadian Energy Corporation from October 2001 to April 2002 and, before that, he had been chairman of PanCanadian since 1991. Mr. O'Brien was chairman of the board of directors, president and chief executive officer of Canadian Pacific Limited, an energy, hotels and transportation company, from May 1996 to October 2001. He is also a director of Inco Limited, Fairmont Hotels & Resorts and Transcanada Pipelines Limited. In addition, he is a director of the C.D. Howe Institute, a research and educational institution.

        Daniel J. O'Neill, 52, was appointed a director of Molson Coors in February 2005. Mr. O'Neill served as president and chief executive officer of Molson since June 2000. He joined the organization as executive vice president and chief operating officer, North American brewing, in 1999 and has served as a director since that time. He had been executive vice president of H.J. Heinz & Co., and served as president and chief executive officer of Star-Kist Foods. He was a director of H.J. Heinz from January 1998 to March 1999. Mr. O'Neill was the president of Campbell Soup Company from March 1994 to December 1997. He joined Campbell Soup after an international career spanning five countries and three continents working with S.C. Johnson, a consumer products company. He received an M.B.A. degree from Queen's University in 1976.

        H. Sanford Riley, 53, was appointed a director of Molson Coors in February 2005. Mr. Riley served as a director of Molson since 1999, and served as chairman of its audit and finance committee and as a member of its human resources and pension fund committee. Mr. Riley is president and chief executive officer of Richardson Financial Group, a specialized financial service company. Between 1992 and 2001, he served as president and chief executive officer of Investors Group Inc., a personal financial services organization, retiring as chairman in 2002. Mr. Riley currently serves as a director of the North West Company and James Richardson International Co. His community affiliations include serving as past chairman of the Manitoba Business Council and chancellor of the University of Winnipeg. He obtained a B.A. from Queen's University and an LL.B. from Osgoode Hall Law School.

        John E. Cleghorn, 63, was appointed a director of Molson Coors in February 2005. Mr. Cleghorn previously served as a director of Molson from 2003 to 2005 and served on its human resources and pension fund committee and corporate governance committee. Mr. Cleghorn is chairman of the board of directors of SNC-Lavalin Group Inc., an international engineering and construction firm. He is the retired chairman of the board of directors and chief executive officer of Royal Bank of Canada. He held that position from 1995 until his retirement in July 2001. He is also a director of Canadian Pacific Railway, Finning International, a distributor of large-scale machinery and equipment, and both Nortel Networks Limited and Nortel Networks Corporation, communications companies. He graduated with a B.Comm. from McGill University and is an officer of the Order of Canada and a fellow of the Institute of Chartered Accountants in Ontario and Québec.

        On February 9, 2005, pursuant to the Combination Agreement, each of Daniel J. O'Neill, Kevin Boyce, Fernando Tigre were appointed principal officers of the Company.

        Daniel J. O'Neill, 52, was appointed Vice Chairman, Synergies and Integration, of Molson Coors in February 2005.

        Kevin Boyce, 49, was appointed President and Chief Executive Officer, Molson Canada in February 2005. Mr. Boyce served as president and chief operating officer, North America since April 2004 after a career spanning almost 20 years with Unilever, a consumer products company, in several positions, including most recently president and chief executive officer, Unilever Cosmetics International from 2003, president and chief executive officer. Unilever Canada from May 2000 to October 2003, and president of Good Humor Breyer's ice cream division of Unilever prior to that.

        Fernando Tigre, 61, was appointed President and Chief Executive Officer, Cervejarias Kaiser Brasil S.A. Mr. Tigre previously served as president and chief executive officer of Cervejarias Kaiser Brasil S.A. since July 1, 2004. Prior to that date, he had been a director of Camargo Correa, parent company of São Paolo Alpargatas, a major shoe and textile manufacturer in Brazil, where he was president from

1997 to 2003 and chairman of the board of directors from 2002 to 2004. He has served as chairman of the board of directors of Santista Téxtil S.A. from 1997 to 2004, Carmago Correa Cimentos S.A. from 2003 to 2004 and Carmago Correa Metais S.A. from 2003 to 2004. Prior to 1997, he was president of Jari Cellulose, a pulp and paper company in Brazil, and also held positions with Alcoa, Westinghouse and GE in Brazil.

        There are no family relationships among any of the directors or principal officers other than Mr. Peter H. Coors and Ms. Melissa E. Coors, who are father and daughter, and Messrs. Eric and Andrew Molson, who are father and son, respectively.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        In connection with the Merger, the Company's Certificate of Incorporation and Bylaws were amended as described in "Amendments to Coors' Certificate of Incorporation" beginning on page 141 and "Amendments to Coors' Bylaws" beginning on page 145 of the Joint Proxy Statement/Management Information Circular on Schedule 14A (the "Proxy"), dated December 9, 2004, as supplemented, which is incorporated herein by reference which pages are filed as Exhibit 99.2 hereto. The description in the Proxy is qualified in its entirety by reference to the text of the Restated Certificate of Incorporation of Adolph Coors Company and the Amended and Restated Bylaws of Molson Coors Brewing Company filed as Exhibit 99.4 and Exhibit 99.5 hereto, respectively.

Item 8.01. Other Events.

        Following the Merger, Peter H. Coors will retain his executive officer position as Chairman of the Board of Directors of Coors Brewing Company and will therefore not receive severance compensation of U.S.$6,190,881 under his employment agreement as previously reported.

Item 9.01. Exhibits.

Exhibit No.	Description
99.1	Amendment No. 4 to the Credit Agreement, dated as of November 24, 2004, among Adolph Coors Company, Coors Brewing Company, Golden Acquisition Limited, the lenders party thereto, Deutsche Bank Securities Inc., as Syndication Agent, J.P. Morgan Europe Limited, as London Agent, and JPMorgan Chase Bank, as administrative agent.
99.2
Registration Rights Agreement, dated as of February 9, 2005, among Adolph Coors Company, Pentland Securities (1981) Inc., 4280661 Canada Inc., Nooya Investments Ltd., Lincolnshire Holdings Limited, 4198832 Canada Inc., BAX Investments Limited, 6339522 Canada Inc., Barleycorn Investments Ltd., DJS Holdings Ltd., 6339549 Canada Inc., Hoopoe Holdings Ltd., 6339603 Canada Inc., and The Adolph Coors, Jr. Trust dated September 12, 1969.
99.3
The following sections of the Company's Joint Proxy Statement/Management Information Circular (the "Proxy Statement") dated December 9, 2004 on Schedule 14A: "Amendment to Coors' Certificate of Incorporation" beginning on page 141 thereof and "Amendments to Coors' Bylaws" beginning on page 145 thereof (incorporated by reference to the Proxy Statement).
99.4	Restated Certificate of Incorporation of Adolph Coors Company (incorporated by reference to Annex G of the Proxy Statement).
99.5	Amended and Restated Bylaws of Molson Coors Brewing Company (incorporated by reference to Annex H of the Proxy Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY
Date:	February 15, 2005	/s/ ANNITA MENOGAN
		Name:	Annita Menogan
		Title:	Corporate Secretary and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment No. 4 to the Credit Agreement, dated as of November 24, 2004, among Adolph Coors Company, Coors Brewing Company, Golden Acquisition Limited, the lenders party thereto, Deutsche Bank Securities Inc., as Syndication Agent, J.P. Morgan Europe Limited, as London Agent, and JPMorgan Chase Bank, as administrative agent.
99.2
Registration Rights Agreement, dated as of February 9, 2005, among Adolph Coors Company, Pentland Securities (1981) Inc., 4280661 Canada Inc., Nooya Investments Ltd., Lincolnshire Holdings Limited, 4198832 Canada Inc., BAX Investments Limited, 6339522 Canada Inc., Barleycorn Investments Ltd., DJS Holdings Ltd., 6339549 Canada Inc., Hoopoe Holdings Ltd., 6339603 Canada Inc., and The Adolph Coors, Jr. Trust dated September 12, 1969.
99.3
The following sections of the Company's Joint Proxy Statement/Management Information Circular (the "Proxy Statement") dated December 9, 2004 on Schedule 14A: "Amendment to Coors' Certificate of Incorporation" beginning on page 141 thereof and "Amendments to Coors' Bylaws" beginning on page 145 thereof (incorporated by reference to the Proxy Statement).
99.4	Restated Certificate of Incorporation of Adolph Coors Company (incorporated by reference to Annex G of the Proxy Statement).
99.5	Amended and Restated Bylaws of Molson Coors Brewing Company (incorporated by reference to Annex H of the Proxy Statement).

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 2.01 Completion of Acquisition or Disposition of Assets.
  Item 3.03. Material Modification to Rights of Security Holders.
  Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 8.01. Other Events.
  Item 9.01. Exhibits.
SIGNATURES
EXHIBIT INDEX